[LOGO-US UNWIRED]


                                                                    Exhibit 99.3



Contact: US Unwired
         Ed Moise, Investor Relations
         (337) 310-3500
         ir@usunwired.com

               US UNWIRED COMPLETES ACQUISITION OF IWO HOLDINGS

LAKE CHARLES, LA (APRIL 2, 2002)--US UNWIRED INC. (NASDAQ/NM:UNWR), a Sprint PCS (NYSE:PCS) Network Partner, announced today it has completed its previously announced acquisition of IWO Holdings, Inc., another Sprint PCS Network Partner. Under the terms of the transaction, US Unwired issued approximately 39.0 million shares of US Unwired common stock to the shareholders of IWO and has reserved approximately 6.9 million additional shares for issuance upon the exercise of IWO options and warrants. As a result of the transaction, IWO Holdings is now wholly owned by US Unwired's subsidiary, Louisiana Unwired, LLC.

In connection with the merger, US Unwired's class A and class B common shares have been reclassified as one class of common stock at a 1:1 exchange ratio. In addition as part of the transaction, Christopher Stadler and Thomas Sullivan, representatives from Investcorp, and Harley Ruppert, President and CEO of Newport Telephone Company, will be added to the Board of Directors of US Unwired.

ABOUT US UNWIRED
US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five Sprint PCS Network Partners: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 450,000 Sprint PCS customers. US Unwired's Sprint PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company's web site at http://www.usunwired.com. US Unwired is traded on the Nasdaq exchange under the symbol "UNWR".

ABOUT SPRINT
Sprint operates the nation's largest all-digital, all-PCS wireless network, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In mid-2002, Sprint will launch its 3G network nationwide, delivering faster speeds and advanced applications on Sprint PCS Phones and devices. For more information, visit the Sprint PCS web site at http://www.sprintpcs.com. Sprint PCS is a wholly-owned tracking group of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with more than 80,000 employees worldwide and $23 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.

This press release contains forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the ability to successfully integrate the business of US Unwired, IWO Holdings and Georgia PCS; the competitiveness of and the financial impact of Sprint PCS pricing plans, products and services; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings's network; the potential need for additional capital; unanticipated future losses; the significant level of indebtedness of the companies; and volatility of US Unwired's stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to the following sections in the filings with the Securities and Exchange Commission that are identified below:

FILING                                                   SECTION(S)
------                                                   ----------
US Unwired's preliminary proxy statement/prospectus      "RISK FACTORS" (pages 22-38) and "SPECIAL NOTE
contained in its Form S-4 registration statement,        CONCERNING FORWARD-LOOKING STATEMENTS" (page 39)
registration no. 333-81928, (Amendment No. 1, filed
February 11, 2002)

US Unwired's Form 10-K for the year ended                The two paragraphs that precede Part I and
December 31, 2001                                        "Investment Considerations."

IWO Holdings, Inc.'s Form 10-K for the year ended        "Cautionary Note Regarding Forward-Looking
December 31, 2001                                        Statements" (preceding Part I); and "Factors That May
                                                         Affect Our Business, Future Operating Results and
                                                         Financial Condition" and "Investment Considerations"
                                                         (pages 46-58)


US Unwired and IWO will not undertake to update or revise any forward-looking statement contained herein.